Post-Effective Amendment No.13

RiverSource RAVA 5 Advantage Variable Annuity RiverSource RAVA 5 Select Variable Annuity RiverSource RAVA 5 Access Variable Annuity

(offered for contract applications signed on or after April 30, 2012 but prior to April 29, 2013)

Nicole D. Wood

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Nicole D. Wood